Exhibit 99.2

FORM OF PROXY CARD

CASTLEPOINT HOLDINGS, LTD.

SPECIAL GENERAL MEETING OF HOLDERS OF COMMON SHARES

[•], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CASTLEPOINT HOLDINGS, LTD.

The undersigned member(s) (shareholder(s)) of common shares of CastlePoint Holdings, Ltd. (“CastlePoint”) hereby appoint(s) [Gregory Doyle, Joel Weiner and Roger Brown], or each and any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of CastlePoint that the member(s) is/are entitled to vote at the Special General Meeting of Members of CastlePoint to be held at [•], [•] time, on [•], 2008 at [•], or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE MEMBER(S), UNLESS PROPERLY REVOKED. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE HEREOF.   THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING OF HOLDERS OF COMMON SHARES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED AND RETURNED AS
INSTRUCTED ON THE REVERSE SIDE

CASTLEPOINT HOLDINGS, LTD.

VICTORIA HALL

11 VICTORIA STREET

HAMILTON HM 11 BERMUDA

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CastlePoint Holdings, Ltd. (“CastlePoint”), c/o Assistant Secretary.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote On Proposals		For	Against	Abstain

1.	To approve and adopt an amendment to the bye-laws of CastlePoint permitting a shareholder of CastlePoint to irrevocably appoint a proxy;	☐	☐	☐

2.

To approve and adopt an amendment to the bye-laws of CastlePoint permitting the shareholders of CastlePoint to approve an amalgamation of CastlePoint with a foreign company by the affirmative vote of a majority of the votes cast at a general meeting of the shareholders of CastlePoint;

		☐	☐	☐

3.

To approve and adopt the Agreement and Plan of Merger, dated August 4, 2008, by and among Tower Group, Inc. (“Tower”), Ocean I Corporation (“Ocean I”), an indirect wholly-owned subsidiary of Tower, and CastlePoint (the “Merger Agreement”) and to approve the merger and amalgamation of CastlePoint with and into Ocean I upon the terms and conditions of the Merger Agreement; and

		☐	☐	☐

4.	To approve the postponement or adjournment of the CastlePoint special general meeting for the solicitation of additional votes, if necessary.	☐	☐	☐

The common shares of CastlePoint represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted for items 1, 2, 3 and 4. If any other matters properly come before the special general meeting, the persons named in this proxy will vote in their discretion.  Receipt is hereby acknowledged of the Notice of Special General Meeting of Members of CastlePoint dated [•] and the accompanying Joint Proxy Statement/Prospectus.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date